Exhibit 99.4

MDWerks Acquires Two Trees Beverage Company

Disruptive, Proprietary and Proven Sustainably Matured ™ Liquid Maturation Technology Produces New Spirits in Days, Not Years, While Eliminating the Costs, Waste, and

Environmental Impact of Wood Barrels

Transaction Brings Award-Winning American Whiskey Portfolio

of Two Trees® and Tim Smith Spirits® Brands

Green Cove Springs, FL – December 12, 2023 – MDWerks, Inc. (“MDWK” or the “Company”) (OTC: MDWK), a forward-thinking company leading the charge in the world of sustainable technology, today announced that it has acquired Two Trees Beverage Company (“Two Trees”), an award-winning fine spirits company with a disruptive, proprietary, and proven liquid maturation technology that accelerates the natural aging process that happens when alcohol is aged in wooden barrels over time. This scalable, environmentally friendly technology results in all-natural, high-quality distilled products, efficiently produced, that are indistinguishable by taste from those that are traditionally aged in wooden barrels. This transaction brings additional patents and patents pending, strengthening the Company’s broader technology portfolio and overall strategy of using energy wave technologies to disrupt the food and beverage industry.

Foundational Technology, Growing Portfolio, Valuable Brand Partnerships, and Experienced Leadership

Steven Laker, CEO of MDWK, commented, “We’ve closely followed Two Trees’ innovative journey in the beverage industry over the past few years. We believe that the technological foundation at Two Trees will be the catalyst for a revolution in beverage production and become the centerpiece of the Company’s growth strategy. The portfolio of more than 30 refined spirit brands, including Two Trees™ Whiskeys, Two Trees™ Flavored Whiskeys, Two Trees™ Ready to Drink Whiskeys, Two Trees™ Wood Crafted Whiskeys, and a range of Tim Smith Spirits® products, are being produced in a fraction of the time it takes to age traditional whiskies. We see a significant opportunity to license our proprietary accelerated-aging technology to other spirit producers who can take advantage of the associated speed, financial benefits, and ethically sourced profile it delivers. We are thrilled to welcome the Two Trees team into the MDWerks organization.”

Mr. Laker noted that the transaction also brings to the Company a valuable partnership with Tim Smith, renowned for his starring role in Discovery Channel’s “Moonshiners” and for his critically acclaimed Tim Smith’s Original Climax Moonshine™. Products under the Tim Smith Spirits® brand name include Climax Moonshine™, Climax Wood Fired Whiskey™, Climax Fire No 32™, Southern Reserve Whiskey™, Southern Reserve Bourbon™, and Southern Reserve Rye™.

The Two Trees production facilities and talented leadership team are based in Fletcher, North Carolina – the heart of Appalachian Mountain country.

Two Trees has distribution across 29 states and generated revenue of $2.1 million during the year ended December 31, 2022.

Sustainable Maturation Technology

Under Two Trees’ Sustainably Matured™ method, a proprietary energy wave process accelerates the physical and chemical changes that occur during aging without altering natural progression that occurs when alcohol is aged in White Oak barrels. These changes happen simultaneously, which leads to a well-balanced final product. The Company’s accelerated aging process uses the same ingredients as traditional aging – wood, water, and alcohol – while activating the same conversion of acids into esters (esterification).

The Two Trees process uses 85% to 90% less wood than used in traditional barrel aging, eliminating the need to house barrels for multiple years. This process yields advantages of speed to market, scalability, and lower production costs. Moreover, the ability to efficiently test new formulations and receive almost instantaneous outcomes promotes innovation and the creation of uniquely appealing flavor profiles. Two Trees’ approved patents, patents pending, and proprietary processes have broader implications for the food and beverage industry. The Company intends to expand its business by capitalizing on this core technological advantage.

“We believe we are on the cusp of a watershed moment in the beverage industry. With our proprietary aging technology, award-winning products, talent and experience, we are uniquely positioned to drive unprecedented value and results in the space. We believe that this combination will allow us to offer an enhanced experience to consumers while simultaneously reducing costs and environmental impact in the industry,” added Joe Ragazzo, interim CEO of Two Trees Beverage Company.

Award Winning Portfolio of Fine Spirits

Crafted under the Sustainably Matured™ method and leveraging pristine Appalachian Mountain water, Two Trees’ fine spirits brands, including Two Trees® and Tim Smith Spirits®, have received multiple industry awards, including the following recent recognition:

●	2022 Sip Awards – Two Trees Carolina Peach™ – Platinum
●	2022 Sip Awards – Two Trees Sea Salted Caramel™ – Gold
●	2022 Sip Awards – Two Trees Old Fashioned Ready to Drink™ – Gold
●	2022 Fifty Best Awards – Two Trees Peanut Butter™ – Best Flavored Whiskey
●	2022 Fifty Best Awards – Two Trees Sea Salted Caramel™ – Best Flavored Whiskey
●	2023 Best of Asheville – Two Trees Sustainably Matured™ Product Line

Our Sustainable Process is Saving the American White Oak Tree

Two Trees’ Sustainably Matured™ method delivers consequential benefits for the environment by reducing the overuse of American White Oak trees, which has historically been the primary hardwood used in making barrel aged spirits. It takes 80 -100 years for the American White Oak to reach maturity, at which time it can be harvested to produce just two to three 53-gallon whiskey barrels.

The supply of white oak trees is shrinking due to several factors, including the increasing demand for whiskey, and the cost of whiskey barrels has risen approximately 70% since the early 2000s. The Two Trees process can use repurposed white oak in its production process instead of removing live trees, which is both cost effective and environmentally friendly.

Form 8-K

A Current Report on Form 8-K containing further details of the transaction was filed by MDWK and is available free of charge on the U.S. Securities and Exchange Commission’s EDGAR website at www.sec.gov.

About Two Trees Beverage Company

Deep in the Appalachian Mountain country, Two Trees Beverage Company creates fine spirits, aged sustainably. For more information, please visit https://twotreesdistilling.com/.

About MDWerks

MDWerks, Inc. (“MDWK”) (OTC: MDWK) is a forward-thinking company that is leading the charge in the world of sustainable technology. As a prominent provider of energy wave technologies, MDWerks is committed to developing innovative solutions that help businesses reduce their energy costs and drive business value. For more information, please visit https://mdwerksinc.com/.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are identified by the use of the terms “will,” “look forward to” and “aim,” and similar words indicating possible future expectations, events or actions. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond our ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein. The Company has provided additional information about the risks facing our business in its most recent annual report on Form 10-K, and any subsequent periodic and current reports on Forms 10-Q and 8-K, filed by it with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made and are expressly qualified in their entirety by the cautionary statements set forth herein and in the filings with the Securities and Exchange Commission identified above, which you should read in their entirety before making an investment decision with respect to our securities. We undertake no obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contact:

MDWerks

Steven Laker

T: (252) 501-0019

stevel@mdwerksinc.com

Investor Contact:

The Equity Group

Kalle Ahl, CFA

T: (303) 953-9878

kahl@equityny.com